UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 26, 2012

Corinthian Colleges, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-25283	33-0717312
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6 Hutton Centre Drive, Suite 400, Santa Ana, California		92707
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 427-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 26, 2012, the Compensation Committee (the "Committee") of the Board of Directors of Corinthian Colleges, Inc. (the "Company") approved new executive bonus arrangements for the Company’s fiscal year ending June 30, 2013, pursuant to the Company’s 2003 Performance Award Plan, as amended and restated. The bonus arrangements apply to all executive officers of the Company, including the "named executive officers." The bonus arrangements set forth the bonus targets and the performance criteria upon which such executives’ bonuses will be based.

Each executive’s bonus is targeted to be a percentage of such executive’s base salary, as determined by the Committee for each executive. The target bonus for Jack Massimino, the Company’s Chairman of the Board and Chief Executive Officer, is 115% of his base salary, and the target bonus for Kenneth Ord, the Company’s Executive Vice President and Chief Administrative Officer, is 90% of his base salary. Each of the other "named executive officers" has a target bonus equal to 75% of his or her respective base salary.

In setting the performance criteria for the fiscal 2013 bonus plan for the Company’s executive officers, the Committee took into account the U.S. Department of Education’s ("ED") final regulations regarding "incentive compensation," promulgated on October 29, 2010 and effective July 1, 2011, as well as ED’s Dear Colleague Letter GEN-11-05 issued on March 17, 2011 (the "Dear Colleague Letter"). Based on the standards outlined in the final rule and the Dear Colleague Letter, the Compensation Committee, in consultation with counsel, determined in fiscal 2012 that all of the Company’s executive officers engage solely in policy making activities outside of the scope of the regulations, and none of such executive officers are engaged in activities covered by the incentive compensation prohibition. Accordingly, the Committee determined that operating profit continues to be an appropriate measure upon which to provide short-term incentives to executive management to align their interests with those of stockholders.

The performance criteria for the executive officers, including "named executive officers," consist of operating profit and a regulatory compliance "gate" based on internal audit results. Threshold levels of operating profit and regulatory compliance must be achieved for any bonus payout to occur for any of the Company’s executive officers. With respect to operating profit, if performance is attained at a level between threshold and target, or between target and maximum, then the applicable factor for the calculation of the cash payment attributable to operating profit will be interpolated between those two levels on a straight linear basis.

The Committee retains the discretion to reduce or eliminate bonus payouts in its discretion.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corinthian Colleges, Inc.

June 29, 2012	By:	Stan A. Mortensen

Name: Stan A. Mortensen
Title: Executive Vice President and General Counsel